UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009 (November 3, 2009)

PMFG, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On November 4, 2009, PMFG, Inc. (the “Company”) issued a press release announcing that it has appointed Warren R. Hayslip as Vice President and Chief Operating Officer of the Company, effective as of November 3, 2009. Mr. Hayslip is 55 years old. Prior to joining Peerless, Mr. Hayslip was the General Manager of Donaldson Membranes, a division of Donaldson Company, Inc. from 2002 until October 2009. While at Donaldson, Mr. Hayslip performed various duties, including managing company sales, marketing, customer service, business development, supply chain management and manufacturing. He also served as the Vice President of Sales and Marketing for Bob Barker Company from 2000 to 2002. Mr. Hayslip has over 25 years of sales and marketing and management experience and has held marketing, planning & development and manufacturing executive-level positions with Glen Raven, Inc., Sonoco Products Company, and Milliken & Company. Mr. Hayslip holds an MBA from Owen Graduate School of Management, Vanderbilt University.

Mr. Hayslip has also entered into an employment agreement with the operating entity of the Company, Peerless Mfg. Co., effective as of November 3, 2009 (the “Employment Agreement”). The Employment Agreement is for a two-year term and provides for a base salary of $220,000. Mr. Hayslip will also participate in the Company’s executive bonus plan and will be entitled to receive a bonus contingent upon the Company’s financial performance. The Employment Agreement also provides for severance compensation to Mr. Hayslip in the event of a termination without cause or for a termination as a result of the change of control of the Company, as further described by the Employment Agreement. Mr. Hayslip will also receive relocation assistance and reimbursement of relocation expenses. On November 19, 2009, Mr. Hayslip will receive a grant of restricted stock equal to 75% of his base salary, which will vest in four equal installments over four years pursuant to the Company’s 2007 Stock Option Plan.

     A copy of Mr. Hayslip’s Employment Agreement is attached hereto as Exhibit 10.1 and a copy of the press release announcing Mr. Hayslip’s appointment is attached hereto as Exhibit 99.1 and each is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

10.1 99.1	Employment Agreement of Warren R. Hayslip PMFG, Inc. press release, dated November 4, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:  /s/ Melissa G. Beare

Melissa G. Beare
Vice President, General Counsel and
Corporate Secretary

Date: November 4, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1 99.1	Employment Agreement of Warren R. Hayslip PMFG, Inc. press release, dated November 4, 2009

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